                                                                EXHIBIT NO. 99.1



[NORTHERN BORDER PARTNERS, L.P. LOGO]      News          13710 FNB Parkway
                                           Release       Omaha, NE 68154-5200


                                           For Further Information
                                           Contact:

                                           Media Contact:
                                           Martha Sumner-Kenny
                                           (402) 492-3401

                                           Investor Contact:
                                           Ellen Konsdorf
                                           Lisa Couillard
                                           (877) 208-7318



NORTHERN BORDER PARTNERS, L.P.'S
DISTRIBUTIONS AUTHORIZED UNDER PUHCA

FOR IMMEDIATE RELEASE:  Wednesday, March 10, 2004

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) today announced that the Securities and Exchange Commission (SEC) granted Enron's request on behalf of NBP to allow NBP to declare and pay distributions. NBP also will be able to invest as much as an additional $1 billion in energy assets, and to issue and sell debt and equity securities without further authorization from the SEC. The approval is part of an SEC order issued yesterday, after Enron registered as a holding company under the Public Utility Holding Company Act of 1935 (PUHCA).

         The authorizations are effective until the earlier of the deregistration of Enron under PUHCA or July 31, 2005.

         "This SEC action minimizes the potential for Northern Border's business to be adversely impacted by Enron's regulation under PUHCA," said Bill Cordes, chairman and chief executive officer of Northern Border Partners.

         For additional information please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003, and September 30, 2003 and in our 8-Ks filed April 17, 2003, December 31, 2003, January 16, 2004 and
February 9, 2004. The SEC order discussed above is available at www.sec.gov.

         Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.


This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; our ability to settle with the Fort Peck Tribes on rights-of-way and tax issues and to recover the associated costs in pipeline rates; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; regulatory actions and receipt of expected regulatory clearances; renewal of the coal slurry transportation contract under favorable terms; competitive conditions in the overall natural gas and electricity markets; performance of contractual obligations by the shippers; prices of natural gas and natural gas liquids; developments in the voluntary petition for bankruptcy including Enron's formation of CrossCountry Energy, of which Northern Plains Natural Gas Company and Pan Border Gas Company would be a part; regulation under the Public Utility Holding Company Act of 1935, including the inability to or a delay in obtaining requisite approvals for activities not pre-approved or exempted; actions by rating agencies; our ability to renegotiate gathering contracts with producers; our ability to complete acquisitions or growth projects and their future performance; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.



                                     ######




                                      -6-